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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 15, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Slides posted on UnitedGlobalCom, Inc.'s (the "Company's") web site containing non-GAAP financial measure reconciliation information in connection with the presentation by Liberty Media Corporation ("Liberty") relating to the financial performance and condition of the Company, given at Liberty's annual investors meeting on May 15, 2003.*
99.2	Slide presentation given at Liberty's annual investors meeting on May 15, 2003 with respect to the financial performance and condition of the Company.

*
Previously filed as exhibit to the Current Report on Form 8-K of the Company (File No. 000-496-58), dated May 15, 2003.

Item 9. Regulation FD Disclosure.

        As previously disclosed, on May 15, 2003, Liberty held its annual investors meeting. During this meeting, Liberty provided its investors a slide presentation regarding the financial performance and condition of the Company. In connection with that presentation, the Company posted on its web site, http://www.unitedglobal.com, a copy of the slides Liberty presented at its annual investors meeting relating to the financial performance and condition of the Company and a copy of slides containing non-GAAP financial measure reconciliation information of the Company.

        A copy of the slides presented by Liberty at its annual investors meeting relating to the financial performance and condition of the Company is attached as Exhibit 99.2.

        Limitation on Incorporation by Reference.    In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ ELLEN P. SPANGLER Ellen P. Spangler Senior Vice President

Date: May 15, 2003

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EXHIBIT INDEX

99.1	Slides posted on the Company's web site containing non-GAAP financial measure reconciliation information in connection with the presentation by Liberty relating to the financial performance and condition of the Company, given at Liberty's annual investors meeting on May 15, 2003.*
99.2	Slide presentation given at Liberty's annual investors meeting on May 15, 2003 with respect to the financial performance and condition of the Company.

*
Previously filed as exhibit to the Current Report on Form 8-K of the Company (File No. 000-496-58), dated May 15, 2003.

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  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX